UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2016, Energy Fuels Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Cantor Fitzgerald Canada Corporation (“CFCC”) and Rodman & Renshaw a unit of H.C. Wainwright & Co., LLC (together with CFCC, the “Co-Lead Underwriters” and acting as joint book-running managers), for a syndicate of underwriters, including Haywood Securities Inc., Raymond James Ltd. and Dundee Securities Ltd. (collectively with the Co-Lead Underwriters, the “Underwriters”). Pursuant to the Underwriting Agreement, the Underwriters had agreed to buy on an underwritten basis 5,555,556 units (the “Units”), each Unit consisting of one common share (each a “Share”) and one half of one warrant (each whole warrant a “Warrant”), at a price of US$1.80 per Unit for gross proceeds of US$10.0 million (the “Offering”). Each Warrant will be exercisable at any time until 5:00 p.m. (Toronto Time) on the date that is 60 months following the closing of the offering and will entitle the holder thereof to acquire one Share upon exercise at an exercise price of US$2.45 per Share. The Company has granted the underwriters an option, exercisable at the offering price at any time prior to 5:00 p.m. (Toronto Time) on the day that is the 30th day following the closing date of the Offering, to purchase up to an additional 15% of the base Units offered in the Offering (which may be exercised for Units, Shares, Warrants or a combination thereof) to cover over-allotments, if any, and for market stabilization purposes. The Offering is expected to close on September 20, 2016, subject to obtaining customary TSX and NYSE MKT approvals.

Pursuant to the Underwriting Agreement, the Company has agreed to list the Warrants on the Toronto Stock Exchange (the “TSX”), subject to the Company fulfilling all of the listing requirements of the TSX, and the Company has agreed to use commercially reasonable efforts to list the Warrants on the NYSE MKT within 90 days of the closing of the Offering, subject to the Company fulfilling all of the listing requirements of the NYSE MKT.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, conditions to closing and indemnification provisions, as well as a form lock-up agreement that will be signed by the Company’s directors and officers, filed herewith as Exhibit “B” to Exhibit 1.1.

In connection with the Offering, the Company has agreed to pay to the underwriters a cash commission of 6% of the aggregate gross proceeds of the sale of the Units. No commission will be payable by the Company to the underwriters in connection with the distribution of warrant shares upon the exercise of the warrants issued pursuant to the Offering.

The foregoing description of the Offering is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 1.01.

On September 15, 2016, the Company entered into an amended and restated underwriting agreement (the “Amended Agreement”) with the Underwriters to amend and restate the Underwriting Agreement. Pursuant to the Amended Agreement, the Underwriters agreed to buy on an underwritten basis 7,250,000 Units at a price of US$1.80 per Unit for gross proceeds of US$13,050,000 (the “Upsized Offering”). All other materials terms are the same as the Underwriting Agreement.

The foregoing description of the Upsized Offering is qualified in its entirety by reference to the Amended Agreement, a copy of which is filed as Exhibit 1.2 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 1.01.

The Upsized Offering is being made in the United States pursuant to a prospectus supplement to the Company’s base shelf prospectus contained in the Company’s shelf registration statement on Form S-3 (File No. 333-210782), as amended, filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2016 and declared effective on May 5, 2016, and in Canada pursuant to a prospectus supplement to the Registrant's base shelf prospectus, dated June 14, 2016 filed with securities regulatory authorities in each of the provinces of Canada except Quebec.

Item 8.01 Other Events.

On September 14, 2016, the Company issued a press release attached hereto as Exhibit 99.4 and on September 15, 2016 the Company issued the press release attached hereto as Exhibit 99.5.

The information furnished pursuant to this Item 8.01, including Exhibits 99.4 and 99.5, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated September 14, 2016 by and among the Company, Cantor Fitzgerald Canada Corporation and Rodman & Renshaw a unit of H.C. Wainwright & Co., LLC*
1.2	Amended and Restated Underwriting Agreement, dated September 15, 2016 by and among the Company, Cantor Fitzgerald Canada Corporation and Rodman & Renshaw a unit of H.C. Wainwright & Co., LLC*
5.1	Legal Opinion of Borden Ladner Gervais LLP with respect to the Offering*
99.1	Consent of Douglas L. Beahm*
99.2	Consent of BRS Engineering*
99.3	Consent of Borden Ladner Gervais LLP * (contained in exhibit 5.1)
99.4	Press Release dated September 14, 2016**
99.5	Press Release dated September 15, 2016**

*

The foregoing Exhibits are hereby incorporated by reference into the Registrant’s Registration Statement on Form S-3 (File No. 333-210782), filed with the SEC of May 5, 2016 and declared effective on May 5, 2016, pursuant to the United States Securities Act of 1933, as amended.

**	This Exhibit is intended to be furnished to, not filed with, the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: September 16, 2016	By: /s/ David C. Frydenlund
David C. Frydenlund
Senior Vice President, General Counsel and Corporate
Secretary